Note: April 9, 2015

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE PROMISSORY NOTE

OF

NEW MEDIA INSIGHT GROUP, INC.

Issuance Date: April 9, 2015

Total Face Value of Note: $60,500

This Note is a duly authorized Convertible Promissory Note of New Media Insight Group, Inc. a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), designated as the Company’s 10% Convertible Promissory Note due April 9, 2016 (“Maturity Date”) in the principal amount of $60,500 (the “Note”).

For Value Received, the Company hereby promises to pay to the order of Iconic Holdings, LLC its registered assigns or successors-in-interest (“Holder”) the principal sum up to of $60,500 and to pay “guaranteed” interest on the principal balance hereof at the rate of 10%, to the extent such principal amount and “guaranteed” interest have been repaid or converted into the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.

The Purchase Price will be $60,500 of consideration upon execution of the Note Purchase Agreement and all supporting documentation. The sum of $50,000 shall be remitted and delivered to the Company, $5,000 remitted and delivered to Luke Hoppel for due diligence services and $5,500 shall be retained by the Purchaser through an original issue discount for due diligence and legal bills related to this transaction.

In addition to the “guaranteed” interest referenced above, and in the Event of Default pursuant to Section 2(e), additional interest will accrue from the date of the Event of Default at a rate of 10% per annum (the “Default Rate”).

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The Note may be prepaid according to the following schedule: Between 1 and 45 days from the date of execution, the Note may be prepaid for 105% of face value plus accrued interest. Between 46 and 90 days from the date of execution, the Note may be prepaid for 113% of face value plus accrued interest. Between 91 and 135 days from the date of execution, the Note may be prepaid for 121% of face value plus accrued interest. Between 136 and 180 days from the date of execution, the Note may be prepaid for 130% of face value plus accrued interest. After 180 days from the date of execution until the Due Date, the Note may not be prepaid without written consent from Tangiers. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Conversion Price” shall be equal to 60% of the lowest trading price of the Company’s common stock during the 15 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note. If the Company is placed on “chilled” status with the Depository Trust Company (“DTC”), the discount shall be increased by 10% until such chill is remedied. Any default of this Note will result in an additional permanent 5% increase to the Conversion Price discount.

Holder may not engage in any trading, “shorting” or “hedging” transaction(s) in the Company’s common stock prior to conversion.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note (including the prorated amount of the original issue discount), (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Note but not previously paid or added to the Principal Amount.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of common stock into which the Note is convertible (including interest or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00 Conversion.

(a) Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder’s option, at any time after 6 months from the date of execution of this note, to convert the outstanding Principal Amount and interest under this Note in whole or in part.

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(b) The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”.

(i) Stock Certificates or DWAC. The Company will deliver to the Holder, or Holder’s authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (“DWAC”) program (provided that the same time periods herein as for stock certificates shall apply).

(ii) Charges, Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Common stock to Holder and acknowledges that this is a material obligation of this Note.

If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section prior to 3 Trading Days after the Conversion Date, the Company shall pay to the Holder as liquidated damages an amount equal to $1,000 per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be automatically added to the Principal Amount of the Note.

(c) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (and repayments in Common Stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than five times the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 1 but without regard to any ownership limitations contained herein) upon the conversion of this Note to Common Stock (the “Required Reserve”). The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid and non-assessable. If the amount of shares on reserve at the Transfer Agent for this Note in Holder’s name shall drop below the Required Reserve, the Company will, within two (2) business days of written notification from Holder, instruct the Transfer Agent to increase the number of shares so that the Required Reserve is met. The Company agrees that this is a material term of this Note and any breach of this will result in a default of the Note.

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(d) Conversion Limitation. The Holder will not submit a conversion to the Company that would result in the Holder owning more than 9.99% of the then total outstanding shares of the Company (“Restricted Ownership Percentage”).

Section 2.00 Defaults and Remedies.

(e) Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than 5 business days after the due date; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms hereof, which default continues for 3 Business Days after the Company has failed to issue shares or deliver stock certificates within the 3rd day following the Conversion Date; (iii) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of the Note Purchase Agreement; (iv) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (v) if the Company is subject to any Bankruptcy Event; (vi) any failure of the Company to satisfy its “filing” obligations under Securities Exchange Act of 1934 and the rules and guidelines issued by OTC Markets News Service, OTC Markets.com and their affiliates; (vii) any failure of the Company to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 day of request by Holder; (viii) failure to have sufficient number of authorized but unissued shares of the Company’s Common Stock available for any conversion; (ix) failure of Company’s Common Stock to maintain a bid price in its trading market which occurs for at least 3 consecutive Trading Days; (x) any delisting for any reason; (xi) failure by Company to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record; (xii) any trading suspension imposed by the Securities and Exchange Commission under Sections 12(j) or 12(k) of the 1934 Act; or (xiii) any breach of Section 1.00 (c).

(f) Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be increased to 135% of the outstanding Principal Amount of the Note held by the Holder plus all accrued and unpaid interest, fees, and liquidated damages, if any. Secondarily, this Note shall accrue additional interest on any unpaid principal from and after the occurrence and during the continuance of an Event of Default at a rate of 10% per annum. Additionally, the occurrence of any Event of Default of this Note will result in an additional permanent 5% increase to the Conversion Price discount. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from an Event of Default and any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. The remedies under this Note shall be cumulative and automatically added to the principal value of the Note.

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Section 3.00 General.

(g) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(h) Assignment, Etc. The Holder may assign or transfer this Note to any transferee at its sole discretion. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(i) Governing Law; Jurisdiction.

(i) Governing Law. This note will be governed by and construed in accordance with the laws of the state of California without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii) Jurisdiction. Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties hereto shall be settled by binding arbitration in San Diego, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(ii) No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this note.

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed on the day and in the year first above written.

NEW MEDIA INSIGHT GROUP, INC.

By:
Name:
Title:
Date:

This Note is acknowledged as: Note of April 9, 2015

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert that certain $60,500 Convertible Promissory Note identified as the Note)

DATE:	____________________________

FROM:	Iconic Holdings, LLC

Re:	$60,500 Convertible Promissory Note (this “Note”) originally issued by New Media Insight Group, Inc., a Nevada corporation, to Iconic Holdings, LLC on April 9, 2015.

The undersigned on behalf of Iconic Holdings, LLC, hereby elects to convert $_______________________ of the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share, of New Media Insight Group, Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in this Note.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest on Amount Being Converted

Remaining Principal Balance

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

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